Exhibit 4.30

TWENTY-SIXTH AMENDMENT
TO
SECURED SENIOR LENDING AGREEMENT

BY AND BETWEEN

PIONEER FINANCIAL SERVICES, INC., PIONEER SERVICES SALES
FINANCE, INC., AND PIONEER FUNDING, INC. AND SUBSIDIARIES
(COLLECTIVELY, THE “BORROWERS”)

AND

UMB BANK, N.A., ARVEST BANK, COMMERCE BANK, N.A., FIRST BANK, TEXAS
CAPITAL BANK, N.A., M&I MARSHALL & IISLEY BANK, AS SUCCESSOR IN
INTEREST TO SOUTHWEST BANK, AN M&I BANK, FIRST CITIZENS BANK,
BANCFIRST, CITIZENS BANK & TRUST, ENTERPRISE BANK AND
TRUST, STIFEL BANK & TRUST, SUNFLOWER BANK, N.A., AND BANK OF
BLUE VALLEY (COLLECTIVELY, THE “VOTING BANKS”)

AND

PARKSIDE FINANCIAL BANK & TRUST, CROSSFIRST BANK, PAGE COUNTY
STATE BANK, CROSSFIRST BANK LEAWOOD, PEOPLES COMMUNITY
STATE BANK, FIRST STATE BANK & TRUST CO. OF LARNED, UNITED
BANK OF KANSAS, MACON ATLANTA STATE BANK, PEOPLES
COMMUNITY BANK, BLUE RIDGE BANK AND TRUST CO., FIRST
COMMUNITY BANK, GUARANTY BANK, ONB BANK AND
TRUST COMPANY, ALTERRA BANK, FIRST FEDERAL
SAVINGS BANK OF CRESTON FSB, HAWTHORN BANK
AND LYON COUNTY STATE BANK
(COLLECTIVELY, THE “NON-VOTING BANKS”)

AND

UMB BANK, N.A. (“AGENT”)

DATED AS OF MAY 03, 2011

AMENDMENT #26

TWENTY-SIXTH AMENDMENT TO SECURED SENIOR LENDING AGREEMENT

This Twenty-Sixth Amendment to Secured Senior Lending Agreement (the “Amendment”) is made and is effective as of this 3rd day of May, 2011 (the “Effective Date”) by and between the following parties:

1.                                       Pioneer Financial Services, Inc., a Missouri corporation (hereinafter referred to as (“Pioneer”), Pioneer Services Sales Finance, Inc., a Nevada corporation (“Acceptance”) and Pioneer Funding, Inc., a Nevada corporation (“Funding”) (All of Pioneer, Acceptance and Funding, each being referred to individually as a “Borrower” and collectively as the “Borrowers”);

2.                                       UMB Bank, N.A., a national banking association (“UMB”), Arvest Bank, an Oklahoma banking corporation (“Arvest”), Commerce Bank, N.A., a national banking association (“Commerce”), First Bank, a Missouri banking corporation (“FBM”), Texas Capital Bank, N.A., a national banking association (“Texas”), M&I Marshall & lisley Bank, as Successor in Interest to Southwest Bank, an M&I Bank (“Southwest”), First Citizens Bank, a Kentucky banking corporation (“First Citizens”) BancFirst, an Oklahoma banking corporation (“BF”), Citizens Bank and Trust, a Missouri corporation (“Citizens”), Enterprise Bank and Trust, a Missouri Charter Trust Company (“Enterprise”), and Stifel Bank & Trust, a Missouri banking corporation (“Stifel”), Sunflower Bank, N.A., a national banking association (“Sunflower”), and Bank of Blue Valley, a Kansas banking corporation (“Blue Valley”) (all of UMB, Arvest, Commerce, FBM, Texas, Southwest, First Citizens, BF, Citizens, Enterprise, Stifel, Sunflower and Blue Valley each being hereinafter referred to individually as a “Voting Bank” and collectively as the “Voting Banks”);

3.                                       Parkside Financial Bank & Trust, a Missouri corporation (“Parkside”), CrossFirst Bank, a national banking association (“CrossFirst”), Page County State Bank, a Missouri banking corporation (“Page”), CrossFirst Bank Leawood, a Kansas banking corporation (“CrossFirst-Leawood”), Peoples Community State Bank, a Missouri banking corporation (“Peoples- State”),

First State Bank & Trust Co. of Larned, a Kansas banking corporation (“First State-Larned”), United Bank of Kansas, a Kansas banking corporation (“United”), Macon Atlanta State Bank, a Missouri banking corporation (“Macon”), Peoples Community Bank, a Missouri banking corporation (“Peoples Community”), Blue Ridge Bank and Trust Co., a Missouri banking corporation (“Blue Ridge”), First Community Bank, a Missouri banking corporation (“First Community”), Guaranty Bank, a Missouri banking corporation (“Guaranty”), ONB Bank and Trust Company, an Oklahoma corporation (“ONB”), Alterra Bank, a Kansas banking corporation (“Alterra”), First Federal Savings Bank of Creston FSB, an Iowa corporation (“Creston”), Hawthorn Bank, a Missouri banking corporation (“Hawthorn”), and Lyon County State Bank, a Kansas banking corporation (“Lyon”) (all of Parkside, CrossFirst, Page, CrossFirst-Leawood, Peoples-State, First State-Larned, United, Macon, Peoples Community, Blue Ridge, First Community, Guaranty, ONB, Alterra, Creston, Hawthorn, and Lyon, each being hereinafter referred to individually as a “Non-Voting Bank” and collectively as the “Non-Voting Banks”); and

4.                                       UMB is hereinafter also sometimes referred to as “Agent” when it acts in its capacity as Agent for the Banks.

WHEREAS, Pioneer, the other Borrowers, and Pioneer Military Lending of Nevada, LLC, a Nevada limited liability company (“Nevada”), Pioneer Military Lending of Georgia, LLC, a Georgia limited liability company (“Georgia”), and Agent and certain of the Voting Banks entered into a Secured Senior Lending Agreement among themselves originally dated as of June 12, 2009 which has subsequently been amended by various amendments numbered 1 through 25 which modified certain of the terms and added additional Voting Banks and Non-Voting Banks (the Voting Banks and Non-Voting Banks are collectively referred to herein as “Banks”) (hereinafter referred to, as previously amended, as the “Agreement”); and

WHEREAS, Nevada and Georgia were dissolved and liquidated effective March 31, 2011 and their assets distributed up into Funding; and

WHEREAS, Pioneer, the other Borrowers, Agent and each of the Banks desire to further amend the Agreement by this Amendment; and

WHEREAS, Pioneer and the other Borrowers hereby confirm that all notes, documents evidencing or confirming the grant of liens and security interests and all other related documents executed pursuant to the Agreement, except as otherwise expressly amended by this Amendment, remain in full force and effect; and

WHEREAS, the Agreement may be amended in the manner described in this Amendment upon the approval of the Voting Banks and without the approval of the Non-Voting Banks; and

WHEREAS, Pioneer, the other Borrowers, Agent and the Banks desire that all existing and future extensions of credit by any of the Banks to the Borrowers be subject to the terms and conditions of the Agreement as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1

CHANGES TO CERTAIN DEFINITIONS

When used in this Amendment, all terms defined in the Agreement shall have the same meanings in this Amendment as given to such terms in the Agreement except the following words, terms or names shall have the meanings set forth in this section:

“Alterra” means Alterra Bank, a Kansas corporation.

“Banks” means and includes all Voting Banks and all Non-Voting Banks which are now, or may become in the future, parties to this Agreement.

“Blue Ridge” means Blue Ridge Bank and Trust Company, a Missouri corporation.

“Blue Valley” means Bank of Blue Valley, a Kansas corporation.

“Creston” means First Federal Savings Bank of Creston, FSB, an Iowa corporation.

“CrossFirst” means and CrossFirst Bank, a Kansas corporation.

“CrossFirst-Leawood” means CrossFirst Bank Leawood, a Kansas corporation.

“First Community” means First Community Bank, a Missouri corporation.

“First State-Larned” means First State Bank & Trust Co. of Larned, a Kansas corporation.

“Guaranty” means Guaranty Bank, a Missouri corporation.

“Hawthorn” means Hawthorn Bank, a Missouri corporation.

“Lyon” means Lyon County State Bank, a Kansas corporation.

“Macon” means Macon Atlanta State Bank, a Missouri corporation.

“Non-Voting Banks” means and includes Parkside, CrossFirst, Page, CrossFirst-Leawood, Peoples-State, First State-Larned, United, Macon, Peoples Community, Blue Ridge, First Community, Guaranty, ONB, Alterra, Creston, Hawthorn and Lyon and any other banks or other lenders that are now, or may become in the future, a Non-Voting Bank pursuant to the terms and conditions of this Agreement.

“ONB” means ONB Bank and Trust Company, an Oklahoma corporation.

“Page” means Page County State Bank, an Iowa corporation.

“Parkside” means Parkside Financial Bank & Trust, a Missouri corporation.

“Peoples Community” means Peoples Community Bank, a Missouri corporation.

“Peoples-State” means Peoples Community State Bank, a Missouri corporation.

“Stifel” means and Stifel Bank & Trust, a Missouri corporation.

“Sunflower” means Sunflower Bank, National Association, a Kansas corporation.

“United” means United Bank of Kansas, a Kansas corporation.

“Voting Banks” means and includes UMB, Arvest, Commerce, First Bank, Texas, Southwest, First Citizens, BF, Citizens, Enterprise, Stifel, Sunflower, and Blue Valley and any other banks or other lenders that are now, or may become in the future, a Voting-Bank pursuant to the terms and conditions of this Agreement.

SECTION 2

OTHER AMENDMENTS AND CHANGES TO THE AGREEMENT

Section 12.3. Section 12.3 is hereby deleted in its entirety and replaced with the following:

“12.3. Increase of Total Senior Debt. The aggregate maximum principal amount of Senior Debt issued annually as set forth in Credit Facility Letters issued by the Voting Banks and the statements of credit issued by Non-Voting Banks pursuant to Sections 2.4, 12.2(ii), 12.2(iii) or 12.4(ii) hereof may not be increased by more than twenty percent (20%) annually starting from a base amount of Two Hundred Seventy-Five Million Dollars ($275,000,000) for the year such current Credit Facility Letters and statements of credit extended are in effect without the prior written consent of the Agent and the Required Banks. Approval of the addition of a new bank or financial institution by the Agent and the Required Banks pursuant to Section 12.2 above or the conversion of a Non-Voting Bank to a Voting Bank pursuant to Section 12.4 shall constitute approval of an increase in the principal amount of Senior Debt set forth in the above described Credit Facility Letters and statements of credit by the amount of credit which such new Bank has made available to the Borrowers and which has been disclosed to the Agent and the Banks by the Borrowers pursuant to Section 12.2(ii), 12.2(iii) or 12.4(ii) hereof, as applicable.”

Section 12.4. The following amendment, change, modification, and addition is hereby made by adding a new Section 12.4 immediately following Section 12.3 of the Agreement:

“12.4                     Change in Status of Non-Voting Banks to Voting Banks. Each Non-Voting Bank shall have the right to change its status to that of a Voting Bank so long as all of the following conditions are met:

(i)                                     “Such Non-Voting Bank which is requesting to be a Voting Bank must confirm that it agrees to all terms and conditions of this Agreement by execution and delivery to the Borrowers of an amendment to this Agreement in the form attached hereto as Exhibit Z. In the event any Non-Voting Bank desires to receive an opinion of counsel as of the effective date when such Non-Voting Bank is made a Voting-Bank, the expense of such opinion must be borne by such Non-Voting Bank.

(ii)                                  The Borrowers must execute any amendment which has been executed by a Non-Voting Bank requesting to become a Voting Bank and deliver an original copy of the same and a statement of the additional amount of credit which such Non-Voting Bank has indicated it may make available to the Borrowers, to the Agent and each Bank which is already then a party to this Agreement. Unless Voting Banks, excluding the Non-Voting Bank which is requesting to become a Voting Bank, holding more than thirty-three and one third percent (33 1/3%) of the outstanding principal amount of all Senior Debt of the Borrowers which are parties hereto object in a written notice delivered to Pioneer within ten (10) Business Days of the objecting Voting Banks’ receipt of the proposed amendment, the proposed amendment will automatically become effective and the Non-Voting Bank will become a Voting Bank hereto on the eleventh (11th) Business Day following the latest date of delivery of the proposed amendment to any of the Banks already a party hereto. All Loans of the Non-Voting Bank becoming a Voting Bank shall remain in place in accordance and be payable in accordance with their then existing terms. Within three (3) Business Days following the effective date of any proposed amendment, Pioneer agrees to send written notice of such effectiveness to the Agent and all Banks which are then parties to this Agreement.”

SECTION 3

NEW FORMS OF NOTES

The forms used in connection with the original Lending Agreement for (1) the Secured Amortizing Note (Exhibit A); (2) the Secured Revolving Grid Note (Exhibit I); and (3) the Secured Single Pay Term Note (Exhibit K) are hereby replaced by the new forms for such documents which are attached to this Amendment as Exhibit A, 1, and K, respectively, and incorporated herein by this reference. These new Exhibits have been prepared (i) to remove Nevada and Georgia as borrowers and (ii) to emphasize that, pursuant to Section 13.12 of the Lending Agreement, Non-Voting Banks may not participate these Notes or any other obligations of Pioneer or the other Borrowers to any other Lender.

SECTION 4

REAFFIRMATION OF REMAINDER OF AGREEMENT

All provisions of the Agreement except for those sections specifically modified or added as described herein shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

PIONEER FINANCIAL SERVICES, INC.		PIONEER FUNDING, INC.

By:	/s/ Laura V. Stack	By:	/s/ Laura V. Stack
Name:	Laura V. Stack	Name:	Laura V. Stack
Title:	Treasurer	Title:	Secretary and Treasurer

PIONEER SERVICES SALES FINANCE, INC.

		By:	/s/ Laura V. Stack
		Name:	Laura V. Stack
		Title:	Secretary and Treasurer

FIRST BANK		ARVEST BANK

By:	/s/ Kate Mayfield	By:	/s/ Cindy Nunley
Name:	Kate Mayfield	Name:	Cindy Nunley
Title:	Executive Vice-President	Title:	Senior Vice-President

BANCFIRST		FIRST CITIZENS BANK

By:	/s/ Mark C. Demos	By:	/s/ Scott T. Conway
Name:	Mark C. Demos	Name:	Scott T. Conway
Title:	Senior Vice-President	Title:	Chief Executive Officer

UMB BANK, N.A., as a Bank and as Agent		M&I MARSHALL & IISLEY BANK

By:	/s/ Douglas F. Page	By:	/s/ Robert W. Sellers
Name:	Douglas F. Page	Name:	Robert W. Sellers
Title:	Executive Vice-President	Title:	Senior Vice-President

CITIZENS BANK & TRUST		COMMERCE BANK, N.A.

By:	/s/ Kelley Wilcox	By:
Name:	Kelley Wilcox	Name:	David Enslen
Title:	Senior Vice President, Commercial Banking	Title:	Senior Vice-President

TEXAS CAPITAL BANK, N.A.		ENTERPRISE BANK AND TRUST

By:	/s/ Reed Allton	By:	/s/ Linda Hanson
Name:	Reed Allton	Name:	Linda Hanson
Title:	Executive Vice President	Title:	Regional President, Kansas City

BANK OF BLUE VALLEY		STIFEL BANK & TRUST

By:	/s/ Kevin Klamm	By:	/s/ John Haffenreffer
Name:	Kevin Klamm	Name:	John Haffenreffer
Title:	Commercial Loan Officer	Title:	President

SUNFLOWER BANK, N.A.

		By:	/s/ David Rambo
		Name:	David Rambo
		Title:	President - Kansas City

CITIZENS BANK & TRUST		COMMERCE BANK, N.A.

By:		By:	/s/ Aaron Siders
Name:	Kelley Wilcox	Name:	Aaron Siders
Title:	Senior Vice-President, Commercial Banking	Title:	Assistant Vice-President

TEXAS CAPITAL BANK, N.A.		ENTERPRISE BANK AND TRUST

By:		By:
Name:	Reed Allton	Name:	Linda Hanson
Title:	Executive Vice President	Title:	Regional President, Kansas City

BANK OF BLUE VALLEY		STIFEL BANK & TRUST

By:		By:
Name:	Kevin Klamm	Name:	John Haffenreffer
Title:	Commercial Loan Officer	Title:	President

SUNFLOWER BANK, N.A.

By:
		Name:	David Rambo
		Title:	President - Kansas City